As filed with the Securities and Exchange Commission on June 29, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DSW INC.

(Exact name of registrant as specified in its charter)

Ohio	5661	31-0746639
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4150 East 5th Avenue

Columbus, Ohio 43219
(614) 237-7100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Julia A. Davis

General Counsel
3241 Westerville Road
Columbus, Ohio 43224
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

Copies to:

Robert M. Chilstrom Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	Steven J. Slutzky Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.     ☒     333-123289

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of Securities	Aggregate	Amount of
To Be Registered	Offering Price(1)(2)(3)	Registration Fee

Class A Common Shares, without par value	$33,000,000	$3,884

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Includes shares subject to underwriters’ option to purchase additional shares.

(3)	The $33,000,000 of Class A Common Shares being registered in this Registration Statement is in addition to the $275,000,000 of Class A Common Shares registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-123289).

      This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

      This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement on Form S-1 (File No. 333-12389) (including exhibits thereto) are incorporated in this registration statement by reference.

      The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 29, 2005.

DSW INC.

By:	/s/ Douglas J. Probst

Name: Douglas J. Probst
Title: Senior Vice President, Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 29, 2005:

Signature		Title

* Jay L. Schottenstein		Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Douglas J. Probst Douglas J. Probst		Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Heywood Wilansky		Director

* Carolee Friedlander		Director

* Philip B. Miller		Director

* James D. Robbins		Director

* Harvey L. Sonnenberg		Director

* Allan J. Tanenbaum		Director

*By:	/s/ Douglas J. Probst Douglas J. Probst Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.
23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney.*

*	Filed as Exhibit 24.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-123289) filed with the Commission on June 28, 2005.